EXHIBIT 99.1

Alignment Healthcare Reports Fourth Quarter and Full-Year 2025 Results; Beats High-End of Guidance Across All Key Metrics

  Delivers full-year revenue of $3.95 billion, representing 46.1% growth year-over-year
  Exceeds high-end of fourth quarter and full-year guidance across all key metrics: membership, revenue, adjusted gross profit and adjusted EBITDA
  Raises health plan membership guidance by 2,000 at the midpoint and introduces 2026 revenue guidance of $5.14 billion to $5.19 billion, representing 30%-31% growth year-over-year, and adjusted EBITDA of $133 million to $163 million
  Earns recognition on the 2026 Fortune World’s Most Admired Companies™ list, underscoring the company’s innovative approach to senior health care

ORANGE, Calif., Feb. 26, 2026 (GLOBE NEWSWIRE) -- Alignment Healthcare, Inc. (NASDAQ: ALHC), today reported financial results for its fourth quarter and full year ended Dec. 31, 2025.

“Our fourth quarter and full-year 2025 results show what Medicare Advantage done right looks like,” said John Kao, founder and CEO. “We once again exceeded industry expectations and delivered continued momentum on revenue growth while taking a positive step forward in profitability and margin expansion, including producing free cash flow on a full-year basis. By leading with our care model, we are putting our seniors first and lowering costs by delivering more care, not less. Being named to the 2026 Fortune World's Most Admired Companies™ list affirms the reputation we’ve built since going public. As we move through 2026, we remain focused on disciplined growth, the scalability of our operations and creating long-term value for the members we serve.”

Fourth Quarter 2025 Financial Highlights
All comparisons, unless otherwise noted, are to the three months ended Dec. 31, 2024.

  Health plan membership at the end of the quarter was approximately 236,300, up 25.0% year-over-year
  Total revenue was $1,012.8 million, up 44.4% year-over-year
  Adjusted gross profit* was $124.9 million and loss from operations was $10.3 million
    Adjusted gross profit excludes depreciation and amortization of $7.8 million and selling, general, and administrative expenses of $125.8 million (which includes $11.5 million of equity-based compensation). Adjusted gross profit also excludes an additional $1.6 million of equity-based compensation recorded within medical expenses
    Medical benefits ratio based on adjusted gross profit was 87.7%
  Adjusted EBITDA* was $11.4 million and net loss was $11.0 million

Full Year 2025 Financial Highlights
All comparisons, unless otherwise noted, are to the twelve months ended Dec. 31, 2024.

  Total revenue was $3,948.7 million, up 46.1% year over year.
  Adjusted gross profit was $494.8 million and income from operations was $14.8 million
    Adjusted gross profit excludes depreciation and amortization of $30.4 million and selling, general, and administrative expenses of $443.4 million (which includes $55.9 million of equity-based compensation). Adjusted gross profit also excludes $0.1 of depreciation expense and an additional $6.1 million of equity-based compensation recorded within medical expenses
    Medical benefits ratio based on adjusted gross profit was 87.5%
  Adjusted EBITDA was $109.9 million and net loss was $1.0 million

* Please see "Fourth Quarter 2025 Non-GAAP Reconciliation Tables" below for more information on the non-GAAP financial measures reported here as supplemental information.

Outlook for First Quarter and Fiscal Year 2026

	Three Months Ending March 31, 2026		Twelve Months Ending December 31, 2026
$ Millions	Low	High	Low	High
Health Plan Membership	281,000	285,000	292,000	298,000
Revenue	$1,205	$1,225	$5,135	$5,190
Adjusted Gross Profit(1)	$138	$148	$615	$650
Adjusted EBITDA(1)	$26	$36	$133	$163

_______________________

(1)	Adjusted gross profit and adjusted EBITDA are non-GAAP financial measures presented as supplemental disclosure. We cannot provide estimated ranges for the most directly comparable GAAP measures without unreasonable efforts because of the uncertainty around certain items that may impact such GAAP measures, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted. See “Fourth Quarter 2025 Non-GAAP Reconciliation Tables” for additional information.

Fourth Quarter 2025 Non-GAAP Reconciliation Tables

Adjusted Gross Profit(1) is reconciled as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(dollars in thousands)
Income (loss) from operations	$(10,284)	$(22,545)	$14,752	$(101,555)
Add back:
Equity-based compensation (medical expenses)	$1,613	$1,546	6,134	4,930
Depreciation (medical expenses)	$4	$46	78	190
Restructuring costs (medical expenses) (2)	$—	$—	—	796
Depreciation and amortization (3)	$7,830	$6,762	30,404	26,872
Selling, general, and administrative expenses	$125,764	$102,128	443,407	371,374
Total add back	135,211	110,482	480,023	404,162
Adjusted gross profit	$124,927	$87,937	$494,775	$302,607

(1)	Adjusted gross profit is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as income (loss) from operations before depreciation and amortization, medical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses.
(2)	Represents severance and related costs incurred as part of a corporate restructuring designed to streamline our organizational structure and drive operational efficiencies.
(3)	Amortization expense for the year ended Dec. 31, 2025 includes $0.6 million in impairment expense related to the remeasurement of goodwill associated with one of our subsidiaries. Amortization expense for the year ended Dec. 31, 2024 includes $0.6 million in impairment expense related to intangible assets that were written off during the year.

Adjusted EBITDA(1) is reconciled as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(dollars in thousands)
Net loss	$(11,006)	$(31,064)	$(978)	$(128,071)
Less: Net income (loss) attributable to noncontrolling interest	—	(27)	(254)	(36)
Adjustments:
Interest expense	3,949	5,492	15,799	23,547
Depreciation and amortization(2)	7,834	6,808	30,482	27,062
Income tax expense	(3,227)	7	20	21
Equity-based compensation(3)	13,115	16,236	62,082	71,132
Acquisition expenses(4)	—	—	—	26
Litigation costs (5)	749	892	2,357	2,069
Loss on ROU assets(6)	—	—	—	143
Gain on sale of property and equipment	—	(1)	(72)	(9)
Restructuring costs(7)	—	—	—	2,363
Loss on extinguishment of debt	—	3,020	—	3,020
Adjusted EBITDA	$11,414	$1,363	$109,944	$1,339

(1)	Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, acquisition expenses, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs, equity-based compensation expense, and loss on extinguishment of debt.
(2)	Amortization expense for the year ended Dec. 31, 2025 includes $0.6 million in impairment expense related to the remeasurement of goodwill associated with one of our subsidiaries. Amortization expense for the year ended Dec. 31, 2024 includes $0.6 million in impairment expense related to intangible assets that were written off during the year.
(3)	Represents equity-based compensation related to grants made in the applicable year.
(4)	Represents acquisition-related fees, such as legal and advisory fees, that are non-capitalizable.
(5)	Represents litigation costs considered outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy
(6)	Represents gains or losses related to ROU assets that were terminated or subleased in the respective period.
(7)	Represents severance and related costs incurred as part of a corporate restructuring designed to streamline our organizational structure and drive operational efficiencies.

Conference Call Details
The company will host a conference call at 5 p.m. EST today to discuss these results and management’s outlook for future financial and operational performance. A live audio webcast will be available online at https://ir.alignmenthealth.com/. At the start of the conference call, participants may access the webcast at the following link: https://edge.media-server.com/mmc/p/kd529mia. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web links, and will remain available for approximately 12 months.

About Alignment Health
Alignment Health is championing a new path in senior care that empowers members to age well and live their most vibrant lives. A consumer brand name of Alignment Healthcare (NASDAQ: ALHC), Alignment Health’s mission-focused team makes high-quality, low-cost care a reality for its Medicare Advantage members every day. Based in California, the company partners with nationally recognized and trusted local providers to deliver coordinated care, powered by its customized care model, 24/7 concierge care team and purpose-built technology, AVA®. As it expands its offerings and grows its national footprint, Alignment upholds its core values of leading with a serving heart and putting the senior first. For more information, visit www.alignmenthealth.com.

From Fortune, ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® is a registered trademark and Fortune World’s Most Admired Companies™ is a trademark of Fortune Media IP Limited and is used under license. Fortune and Fortune Media IP Limited are not affiliated with, and does not endorse the products or services of, Alignment Healthcare.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the quarter ending March 31, 2026, and year ending Dec. 31, 2026. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Five Star Quality Rating System; our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor, including potential federal reductions in MA funding; changes in laws and regulations applicable to our business model; risks related to our indebtedness; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; and the impact of shortages of qualified personnel and related increases in our labor costs. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, and the other periodic reports we file with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Consolidated Balance Sheets (in thousands, except par value and share amounts)

	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$575,817	$432,859
Accounts receivable (less allowance for credit losses of $833 at December 31, 2025 and $0 at December 31, 2024)	253,207	153,904
Investments - current	28,413	37,791
Prepaid expenses and other current assets	94,140	37,084
Total current assets	951,577	661,638
Property and equipment, net	64,251	67,139
Right of use asset, net	7,019	7,818
Goodwill	32,060	34,826
Intangible assets, net	4,550	4,550
Other assets	6,329	6,092
Total assets	$1,065,786	$782,063
Liabilities and Stockholders' Equity
Current Liabilities:
Medical expenses payable	$474,569	$289,788
Accounts payable and accrued expenses	33,284	22,126
Accrued compensation	49,013	39,931
Total current liabilities	556,866	351,845
Long-term debt, net of debt issuance costs	323,176	321,428
Long-term portion of lease liabilities	6,467	7,835
Total liabilities	886,509	681,108
Stockholders' Equity:
Preferred stock, $.001 par value; 100,000,000 shares authorized as of December 31, 2025 and 2024, respectively; no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $.001 par value; 1,000,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 204,153,619 and 191,778,639 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	205	192
Additional paid-in capital	1,188,089	1,107,952
Accumulated deficit	(1,009,017)	(1,008,293)
Total Alignment Healthcare, Inc. stockholders' equity	179,277	99,851
Noncontrolling interest	—	1,104
Total stockholders' equity	179,277	100,955
Total liabilities and stockholders' equity	$1,065,786	$782,063

Consolidated Statements of Operations (in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Earned premiums	$1,003,791	$691,785	$3,911,718	$2,671,931
Other	9,013	9,456	37,001	31,630
Total revenues	1,012,804	701,241	3,948,719	2,703,561
Expenses:
Medical expenses	889,494	614,896	3,460,156	2,406,870
Selling, general, and administrative expenses	125,764	102,128	443,407	371,374
Depreciation and amortization	7,830	6,762	30,404	26,872
Total expenses	1,023,088	723,786	3,933,967	2,805,116
Income (loss) from operations	(10,284)	(22,545)	14,752	(101,555)
Other expenses:
Interest expense	3,949	5,492	15,799	23,547
Other income, net	—	—	(89)	(72)
Loss on extinguishment of debt	—	3,020	—	3,020
Total other expenses	3,949	8,512	15,710	26,495
Loss before income taxes	(14,233)	(31,057)	(958)	(128,050)
Provision for income tax expense (benefit)	(3,227)	7	20	21
Net loss	$(11,006)	$(31,064)	$(978)	$(128,071)
Less: Net loss attributable to noncontrolling interest	—	27	(254)	(36)
Net loss attributable to Alignment Healthcare, Inc.	$(11,006)	$(31,091)	$(724)	$(128,035)

Total weighted-average common shares outstanding - basic and diluted	200,970,862	191,897,164	198,006,216	190,793,552
Net loss per share attributable to Alignment Healthcare, Inc. - basic and diluted	(0.05)	(0.16)	0.00	(0.67)

Consolidated Statements of Cash Flows (in thousands)

	Year Ended December 31,
	2025	2024	2023
Operating Activities:
Net loss	$(978)	$(128,071)	$(148,173)
Adjustments to reconcile Net loss to net cash provided by (used in) operating activities:
Provision for credit loss	833	123	91
(Gain) loss on right of use assets	—	143	(289)
Gain on sale of property and equipment	(72)	(9)	—
Depreciation and amortization	30,482	27,062	21,668
Amortization-debt issuance costs	1,761	1,293	1,254
Amortization-investment discount	(1,298)	(2,579)	(4,917)
Equity-based compensation	62,082	71,132	66,835
Non-cash lease expense	1,609	1,764	2,318
Loss on extinguishment of debt	—	3,020	—
Changes in operating assets and liabilities:
Accounts receivable	(100,106)	(34,278)	(26,950)
Prepaid expenses and other current assets	(57,059)	7,887	(2,863)
Other assets	(50)	60	(142)
Medical expenses payable	184,781	84,389	35,264
Accounts payable and accrued expenses	10,364	(1,460)	(6,347)
Accrued compensation	9,082	5,819	6,574
Lease liabilities	(1,504)	(1,525)	(3,510)
Net cash provided by (used in) operating activities	139,927	34,770	(59,187)
Investing Activities:
Purchase of investments	(65,633)	(82,200)	(379,058)
Sale of property and equipment	75	14	—
Maturities of investments	76,300	162,795	267,790
Sale of business	1,065	—	—
Acquisition of property and equipment, net	(26,781)	(41,418)	(35,995)
Net cash provided by (used in) investing activities	(14,974)	39,191	(147,263)
Financing Activities:
Proceeds from long-term debt	—	380,000	—
Debt issuance costs	(26)	(8,792)	—
Repayment of long-term debt	—	(215,000)	—
Payment of employment taxes related to release of restricted stock	—	(350)	—
Proceeds from exercise of stock options	18,067	155	—
Contributions from noncontrolling interest holders	—	15	105
Net cash provided by financing activities	18,041	156,028	105
Net increase (decrease) in cash	142,994	229,989	(206,345)
Cash, cash equivalents and restricted cash at beginning of period	434,943	204,954	411,299
Cash, cash equivalents and restricted cash at end of period	$577,937	$434,943	$204,954
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,752	$22,157	$19,165
Supplemental non-cash investing and financing activities:
Acquisition of property in accounts payable	$97	$70	$59
Debt issuance costs in accounts payable	$—	$512	$—

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the total above:

	December 31, 2025	December 31, 2024	December 31, 2023
Cash and cash equivalents	$575,817	$432,859	$202,904
Restricted cash in other assets	2,120	2,084	2,050
Total	$577,937	$434,943	$204,954

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following non-GAAP measures: Medical Benefits Ratio, Adjusted EBITDA and Adjusted Gross Profit as these are performance measures that our management uses to assess our operating performance. Because these measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, acquisition expenses, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs, equity-based compensation expense, and loss on extinguishment of debt.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Medical Benefits Ratio (MBR)

We calculate our MBR by dividing total medical expenses, excluding depreciation, equity-based compensation and clinical restructuring costs, by total revenues in a given period.

Adjusted Gross Profit

Adjusted gross profit is a non-GAAP financial measure that we define as income (loss) from operations before depreciation and amortization, medical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses.

Adjusted gross profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted gross profit in lieu of income (loss) from operations, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term adjusted gross profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Investor Contact
Harrison Zhuo
hzhuo@ahcusa.com

Media Contact
Priya Shah
mPR, Inc. for Alignment Health
alignment@mpublicrelations.com